Exhibit 99.1

PRESS RELEASE

Autoliv, Inc. appoints Gustav Lundgren to Board of Directors and Declares Quarterly Dividend

(Stockholm, Sweden, August 18, 2022) – The Board of Directors of Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), pursuant to the previously disclosed agreement with Cevian Capital II GP Limited (“Cevian”), today appointed Gustav Lundgren to the Board of Directors, replacing Min Liu who resigned. The Board of Directors also declared a quarterly dividend of 64 cents for the third quarter of 2022.

Director Appointment

Gustav Lundgren is a partner of Cevian Capital, a 9.99% stockholder of the Company. Mr. Lundgren replaces Min Liu, Cevian’s previously designated director, who resigned from the Autoliv, Inc. Board of Directors on August 18, 2022.

The Board has determined that Gustav Lundgren is an independent director and has appointed him as a member of the Audit and Risk Committee.

Autoliv’s Board of Directors now consists of eleven members, all of whom are independent except Mikael Bratt, our CEO:

•	Jan Carlson, Chairman of the Board

•	Mikael Bratt, President and CEO

•	Laurie Brlas

•	Leif Johansson, Chair of the Nomination and Corporate Governance Committee

•	Hasse Johansson

•	Franz-Josef Kortüm

•	Frédéric Lissalde, Chair of the Leadership Development and Compensation Committee

•	Xiaozhi Liu

•	Gustav Lundgren

•	Martin Lundstedt

•	Thaddeus Senko, Chair of the Audit and Risk Committee

Gustav Lundgren joined Cevian in 2006. He holds a Master of Science in Economics and Business Administration from the Stockholm School of Economics. He is a Swedish citizen and is based in Stockholm.

Quarterly Dividend

The dividend will be payable on Thursday, September 22, 2022 to Autoliv shareholders of record on the close of business on Wednesday, September 7, 2022. The ex-date will be Tuesday, September 6, 2022 for holders of common stock listed on the New York Stock Exchange (NYSE) as well as for holders of Swedish Depository Receipts (SDRs) listed on Nasdaq Stockholm.

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the first contact person set out below, at 2:00 PM CET on August 18, 2022.

Inquiries:

Investors & Analysts: Anders Trapp, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Tel +46 (0)8 587 206 14

Media: Gabriella Ekelund, Tel +46 (70) 612 64 24

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20600 E-mail: gabriella.ekelund@autoliv.com

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world as well as mobility safety solutions, such as pedestrian protection, connected safety services and safety solutions for riders of powered two wheelers. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2021, our products saved close to 35,000 lives. Every year our products prevent more than 300,000 severe injuries.

Our more than 60,000 associates in 28 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We drive innovation, research, and development at our 14 technical centers, with their 20 test tracks. Sales in 2021 amounted to US $ 8.2 billion. For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 58720600